UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2017
BLOX, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53565	20-8530914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 1500, 701 West Georgia St., Vancouver, British Columbia	V7Y 1G5
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(604) 696-4236
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

An extension of the Registrant’s exploration license at the Mansounia Gold Project has been granted by the Ministry of Mines and Geology in Guinea, West Africa.  The extension allows the Registrant to move forward with additional exploration programs, based on targets identified within the Mansounia concession during former desktop studies.  Granting of the Exploration License extension has enabled work on a project viability study to progress more rapidly and this is seen as a critical step along the path to an Exploitation License.

In late February 2017, the Board of Directors and management teams from Vancouver and Guinea met in Accra, Ghana, to further the process of advancing a project viability study for the Mansounia Gold Project.  In addition, the Environmental Impact Assessment of the concession is in progress.  Once completed, the results of these two studies will be presented to the Guinea Ministry of Mines and Geology and the Environmental Protection Agency in Guinea, with a view to advancing towards an Exploitation License.

The field program scheduled last year has now been completed with results pending.  Crews were on the ground at Mansounia undertaking geological traverses and collecting soil and rock grab samples.  Those samples have now been sent to the laboratory for analysis.  No results were available at this time.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated March 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.
/s/ Ronald Renne
Ronald Renne
Chairman
Date: March 20, 2017

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